UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Hilton Grand Vacations Inc. (the “Company”) made an attempt to file its Current Report on Form 8-K with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system during the morning of July 30, 2020 to furnish certain material, non-public information regarding its results of operations and financial condition for the quarter ended June 30, 2020 under Item 2.02 (the “July 30 Form 8-K”). Such information was being furnished on the July 30 Form 8-K in connection with the Company’s public announcement of the results for the quarter and the related telephonic and webcast conference held later in the morning on the same day in reliance on the provisions under Item 2.02(b) of Form 8-K. Despite the successful transmission and acceptance of a test filing earlier in the morning, the Company did not receive confirmation of the acceptance of the July 30 Form 8-K prior to the publicly available earnings call due to technical issues. Accordingly, the Company may elect to furnish a transcript of such call, together with the related presentation materials that were used during the earnings call, which were made available and posted on the Company’s website prior to the earnings call, on a separate Form 8-K within four (4) business days of the earnings call.

In addition, the July 30 Form 8-K reported under Item 5.02 the appointment of the Company’s new Senior Vice President and Chief Accounting Officer, which announcement was publicly made during the morning of July 30, 2020. Since the Company is required to file a Form 8-K to report such event under Item 5.02 on July 30, 2020 in accordance with the instructions under Item 5.02(c), out of abundance of caution, the Company is filing this second Current Report on Form 8-K to report such event under Item 5.02, which may result in a duplicate filing with EDGAR.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2020, the Company announced that it had appointed Carlos Hernandez as the Company’s new Senior Vice President and Chief Accounting Officer, the Company’s principal accounting officer, effective as of August 3, 2020. Mr. Hernandez, whose appointment to such position was made on July 10, 2020, will report to Mr. Daniel J. Mathewes, the Company’s Executive Vice President and Chief Financial Officer.

Mr. Hernandez, 52, has more than 25 years of global finance and accounting experience working with both public and private multinational organizations operating across various industries, including hospitality. Prior to being appointed as the Company’s Senior Vice President and Chief Accounting Officer, Mr. Hernandez served as the Chief Financial Officer of Holistica Destinations Ltd., a destination development joint venture between Royal Caribbean Cruises Ltd. and ITM Group, from November 2019 to March 2020. From June 2019 to November 2019, he served as Executive Vice President of Finance for The Ritz-Carlton Yacht Collection, a luxury cruise line affiliated with Marriott International, and from April 2012 to June 2019, Mr. Hernandez served as Senior Vice President of Finance for Atlantis Paradise Island, a destination resort located in the Bahamas. In addition, during his career, Mr. Hernandez has also served in various executive and senior leadership positions at Kerzner International, Norwegian Cruise Line and PricewaterhouseCoopers. Mr. Hernandez holds a master’s and bachelor’s degree in accounting both from Florida International University and is a certified public accountant in the state of Florida.

Mr. Hernandez will receive an annual base salary of $350,000. Mr. Hernandez will be eligible to participate in the Company’s long-term equity incentive plan consistent with other officers at the same level and/or holding a similar position within the Company. In addition, he will be entitled to participate in the Company’s annual short-term cash incentive plan pursuant to which he will be eligible to receive a target equal to 50% of his annual base salary, with the potential to earn up to a maximum of 75% of his annual base salary, subject to the satisfaction of individual and Company performance goals and metrics substantially similar to those that were applicable to the Company’s previous principal accounting officer. Any 2020 short-term annual bonus amount that he may receive will be prorated based on his commencement date and he will be entitled to receive a one-time discretionary bonus for the difference between the full year and prorated amounts during the first quarter of 2021. Mr. Hernandez will receive a one-time, deferred sign-on equity grant in the form of restricted stock units having a value equal to $100,000 based on the closing price of the Company’s common stock on his start date, such equity award to be granted during the normal long-term equity grant cycle of the Company, which is expected to be in March 2021.

Mr. Hernandez will be eligible to participate in the Company’s 401(k) plan, health plans and other benefit plans, all in accordance with the Company’s customary terms and policies and consistent with all other executive officers. Mr. Hernandez will also be entitled to relocation assistance, including reimbursement for temporary housing, moving and other relocation expenses, consistent with the Company’s relocation policy.

Mr. Hernandez has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Hernandez has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Hernandez was appointed as the Company’s Senior Vice President and Chief Accounting Officer.

A copy of the Company’s press release announcing the appointment of Mr. Hernandez is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of Hilton Grand Vacations Inc., dated July 30, 2020, announcing the appointment of its new Chief Accounting Officer.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: July 30, 2020